Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-279965, 333-193658, and 333-207638) and Form S-3 (File No. 333-283610) of First Foundation Inc. of our report dated February 28, 2024, relating to the consolidated financial statements of First Foundation Inc., which appears in this annual report on Form 10-K of First Foundation Inc. for the year ended December 31, 2024.

/s/ Eide Bailly LLP

Laguna Hills, California

March 17, 2025